CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 (No.333-286516) (the “Registration Statement”) for RiverSource® Guaranteed Term Annuity of our report dated February 20, 2025, which appears in RiverSource Life Insurance Company’s Annual Report on Form 10-K. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm" in such registration statement.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
September 19, 2025